SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 5, 2001

                               VECTREN CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA

                 (State or Other Jurisdiction of Incorporation)

         1-15467                                                   35-2086905
(Commission File Number)                       (IRS Employer Identification No.)


                              20 N.W. Fourth Street
                            Evansville, Indiana 47741
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (812) 465-5300

Item 5.  Other Events.

Vectren Corporation provides update on Gas Cost Adjustment Proceedings and Commission Order

On October 11, 2000, Indiana Gas Company, Inc. (Indiana Gas), a wholly-owned subsidiary of Vectren Corporation, filed for approval of its quarterly gas cost adjustment (GCA). In early December, the Indiana Utility Regulatory Commission issued an interim order approving the request by Indiana Gas for a GCA factor for December 2000. On January 4, 2001, the Commission approved the January and February 2001 GCA as filed. The order also addressed the claim by the Office of the Utility Consumer Counselor (OUCC) that a portion of the requested GCA be disallowed because Indiana Gas should have entered into additional commitments for this winter's gas supply in late 1999 and early 2000. In procuring gas supply for this winter, Indiana Gas followed the gas procurement practices that it had employed over the last several years. In response to the claim by the OUCC, the Commission found that there should be a one-time, $3.8 million disallowance related to gas procurement for the winter season. As a result, Indiana Gas expects to recognize a pre-tax charge of $3.8 million during fiscal year 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VECTREN CORPORATION
                                               (Registrant)


Dated: January 5, 2001                         By: /s/ M. Susan Hardwick
                                                  -----------------------------
                                                  M. Susan Hardwick
                                                  Vice President and Controller